EXHIBIT 5(a)

FORM OF APPLICATION

Individual Variable Deferred Annuity Application
Transamerica Financial Life Insurance Company
Mailing Address: 4333 Edgewood Road NE, Cedar Rapids, IA 52499
(Hereafter referred to as the Company, we, our, or us)	(800) 525-6205
Home Office: 440 Mamaroneck Avenue	www.transamerica.com
Harrison, New York 10528

By providing an email address below, I consent to receive an email that will initiate the process of receiving electronic documents and notices applicable to the Eligible Policy/Policies accessed through the Company website. A link within the email will direct you to the Company e-delivery terms and conditions as well as our registration and consent process. I have access to the Internet for the purpose of accepting electronic delivery of documents.

Email Address:
Electronic Delivery Document notifications will be provided to only one email address. Any email provided above will override any existing email address, if applicable.

1. PRODUCT INFORMATION

Product: Principium SM III

2. PRIMARY OWNER INFORMATION

Type of Owner: If the Type of Owner is an Individual, there must be an immediate (spouse, parent, child, grandparent, grandchild or sibling) familial relationship between the Owner(s) and the Annuitant.

☐	Individual	☐	Trust (1)	☐	Qualified Custodial Account (4)
☐	Entity (2)	☐	Company Qualified Plan (3)	☐	UGMA/UTMA

Complete Legal Name:

Residential Address:
(Cannot be a P.O. Box)	House/Apt Number Street Name

City State Zip Code Country

Mailing Address:
House/Apt Number Street Name

City State Zip Code Country

SSN/TIN: Date of Birth: Telephone:

Citizenship: ☐ U.S. Citizen/Entity ☐ Non-U.S. Citizen/Entity (Country:	)
☐ Resident Alien ☐ Non-Resident Alien

Gender: ☐ Male ☐ Female

(1)	Trustee Certification Form is Required.
(2)	Entity Certification Form is Required.
(3)	Profit Sharing Plan, Pension Plan, 401(k), etc. Qualified Plan Certification Form is Required. The Company must be the Beneficiary listed in Section 5.
(4)	If a Joint Rider is selected in Section 7B, the Spousal Information for Custodial Accounts Form is required.

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3. JOINT OWNER INFORMATION

If no Joint Owner is listed, the Company will issue the policy with the Primary Owner listed in Section 2.

☐  Check here if the Joint Owner’s Address is the same as the Primary Owner’s Address.

Relationship to Owner:

Complete Legal Name:

Residential Address:
(Cannot be a P.O. Box)	House/Apt Number Street Name

City State Zip Code Country

Mailing Address:
House/Apt Number Street Name

City State Zip Code Country

SSN/TIN: Date of Birth: Telephone:

Citizenship: ☐ U.S. Citizen/Entity ☐ Non-U.S. Citizen/Entity (Country:	)
☐ Resident Alien ☐ Non-Resident Alien

Gender: ☐ Male ☐ Female

4. ANNUITANT INFORMATION

If no Annuitant is listed, the Company will issue the policy with the Primary Owner and Annuitant as the same.

If Type of Owner in Section 2 is an Individual; there must be an immediate (spouse, parent, child, grandparent, grandchild or sibling) familial relationship between the Owner(s) and the Annuitant.

☐  Check here if the Annuitant’s Address is the same as the Primary Owner’s Address.

Relationship to Owner:

Complete Legal Name:

Residential Address:
(Cannot be a P.O. Box)	House/Apt Number Street Name

City State Zip Code Country

Mailing Address:
House/Apt Number Street Name

City State Zip Code Country

SSN/TIN: Date of Birth: Telephone:

Citizenship: ☐ U.S. Citizen ☐ Non-U.S. Citizen (Country:	)
☐ Resident Alien ☐ Non-Resident Alien

Gender: ☐ Male ☐ Female

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5. BENEFICIARY DESIGNATION

The percentages assigned must be whole percentages and total 100% for each beneficiary type (primary and/or contingent). If the percentages do not total 100%, we will consider this designation incomplete until sufficient beneficiary information is received. If a designation is incomplete or there are no surviving beneficiaries at the time a claim is processed, proceeds will be payable per the terms of the policy.

—	If the Beneficiary is to be restricted, the Beneficiary Designation with Restricted Payout Form must be received.

—	If a Trust is named as Beneficiary and a Joint option is selected in Section 7B, submit the Certification When the Beneficiary is a Trust Form and return with the application.

☐ Primary	Allocation Percentage: %

Relationship to Annuitant:

Complete Legal Name:

Residential Address:
(Cannot be a P.O. Box)	House/Apt Number Street Name

City State Zip Code Country

SSN/TIN:	Date of Birth:	Telephone:

Citizenship: ☐ U.S. Citizen ☐ Non-U.S. Citizen (Country:	)

☐ Resident Alien ☐ Non-Resident Alien

Gender: ☐ Male ☐ Female ☐ Entity ☐ Trust ☐ Qualified Plan ☐ Other:

☐ Primary ☐ Contingent Allocation Percentage: %

Relationship to Annuitant:

Complete Legal Name:

Residential Address:
(Cannot be a P.O. Box)	House/Apt Number Street Name

City State Zip Code Country

SSN/TIN:	Date of Birth:	Telephone:

Citizenship: ☐ U.S. Citizen ☐ Non-U.S. Citizen (Country:	)

☐ Resident Alien ☐ Non-Resident Alien

Gender: ☐ Male ☐ Female ☐ Entity ☐ Trust ☐ Qualified Plan ☐ Other:

☐ Primary ☐ Contingent Allocation Percentage: %

Relationship to Annuitant:

Complete Legal Name:

Residential Address:
(Cannot be a P.O. Box)	House/Apt Number Street Name

City State Zip Code Country

SSN/TIN:	Date of Birth:	Telephone:

Citizenship: ☐ U.S. Citizen ☐ Non-U.S. Citizen (Country:	)

☐ Resident Alien ☐ Non-Resident Alien

Gender: ☐ Male ☐ Female ☐ Entity ☐ Trust ☐ Qualified Plan ☐ Other:

☐ Check if there are more Beneficiaries and complete the Additional Beneficiary Form and return with the application.

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6. PURCHASE PAYMENT INFORMATION

Type of Annuity Applying for (select only one): If applying for a Qualified Plan (Profit Sharing Plan, Pension Plan, 401(k), or other), the Qualified Plan Certification and Acknowledgement Form and Plan Investment and Services Agreement is required.

☐ Non-Qualified	☐ Traditional IRA	☐ Roth IRA	☐ SEP IRA	☐ SIMPLE IRA

☐ Profit Sharing Plan	☐ Pension Plan	☐ 401(k)	☐ Other:

☐ BENE IRA - Deceased Name: Date of Death:

☐ Non-Qualified Stretch - Deceased Name: Date of Death:

Funding Options:

☐ Check Enclosed

☐ Wire

☐ Financial Professional/Client to request release of funds

☐  The Company to request release of funds. The 1035 Exchange, Rollover or Transfer Request Form is required. Submit the appropriate state replacement form(s) if the Applicant has existing life insurance policies or annuity contracts.

Source of Funds:

         ☐  New Money / Contribution Money $                                                  if Qualified Plan - Tax Year:

         ☐  Non-Qualified 1035 Exchange - Anticipated Premium Amount $

         ☐  CD/Mutual Fund Redemption - Anticipated Premium Amount $

         ☐  Direct Transfer - Anticipated Premium Amount $

         ☐  Rollover - Anticipated Premium Amount $

7A. ELECTIONS - DEATH BENEFIT

You must select only one Death Benefit option. Your selection cannot be changed after the policy has been issued.

         ☐  Policy Value Death Benefit

         ☐  Return of Premium Death Benefit

         ☐  Annual Step-Up Death Benefit

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7B. ELECTIONS - LIVING/WITHDRAWAL BENEFIT RIDER

If you elect either the Retirement Income Choice® or Retirement Income Max® Rider identified in this section, which provides certain guaranteed benefits, the Company requires your policy value to be allocated into designated investment options. One or more of the designated investment options may include a volatility control strategy. Volatility control strategies, in periods of high market volatility, could limit your participation market gains; this may conflict with your investment objectives by limiting your ability to maximize the potential growth of your policy value and, in turn, the value of any guaranteed benefit that is tied to investment performance. Volatility control strategies are intended to help limit overall volatility and reduce the effects of significant market downturns during periods of high market volatility, providing policy owners with the opportunity for smoother performance and better risk-adjusted returns. Volatility control (and similar terms) can encompass a variety of investment strategies of different types and degrees; therefore, you should read the applicable annuity and underlying fund portfolio prospectuses carefully to understand how these investment strategies may affect your policy value and rider benefit. The Company’s requirement to invest in accordance with designated investment options, which may include volatility control, may reduce our costs and risks associated with these riders. You pay an additional fee for the guaranteed benefit, which, in part, pays for protecting the related benefit base from investment losses. Since the rider benefit base does not decrease as a result of investment losses, volatility control strategies might not provide meaningful additional benefit to you. You should carefully evaluate with your Financial Professional whether to invest in funds with volatility control strategies, taking into consideration the potential positive or negative impact that such strategy may have on your investment objectives, your policy value and the benefits under the riders. If you determine that funds with volatility control strategies are not consistent with your investment objectives, there continues to be other designated investment options available under these riders that do not invest in funds that utilize volatility control strategies.

You can select only one Living/Withdrawal Benefit Rider.

—	If a Joint option is available, there must be two spouses who are married to each other and are either Joint Owners or one spouse is an Owner and the other is the sole Primary Beneficiary.

—	If the Type of Annuity in Section 6 is BENE IRA or Non-Qualified Stretch, the Living/Withdrawal Benefit Riders are not available.

¿ Guaranteed Lifetime Withdrawal Benefit (Retirement Income Choice® (RIC) Rider) -	Select Investment Allocations within Section 8C.

Election - To elect this rider, select either the Single option or the Joint option.

☐	Single

☐	Joint

RIC Rider Option

☐	Death Benefit

This optional guarantee is available for an additional charge. Subject to the rider’s terms, conditions and limitations, the rider provides a maximum annual withdrawal amount for the life of the annuitant (or if joint, the annuitant’s spouse) regardless of policy value. The rider is intended to provide you with a guaranteed lifetime withdrawal benefit and an opportunity for increases in the rider withdrawal amount. After the 5th Rider Anniversary, the rider fee may increase due to an automatic step-up.

The Guaranteed Lifetime Withdrawal Benefit:

—	Can be terminated independently of the policy to which it is attached, at any time within a 30-day window after the fifth rider anniversary and every fifth rider anniversary thereafter.

—	Surrender of the policy due to a reduction in policy value (even to a zero value) may not be appropriate if the withdrawal guarantee available through the rider has a positive value.

—	Withdrawals prior to the rider anniversary following the annuitant’s (or the annuitant’s spouse’s, if younger) 59th birthday will result in an excess partial withdrawal.

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7B. ELECTIONS - LIVING/WITHDRAWAL BENEFIT RIDER

¿    Retirement Income Max® (RIM) Rider - Select Investment Allocations within Section 8C.

Election - To elect this rider, select either the Single option or the Joint option.

☐  Single

☐  Joint

This optional guarantee is available for an additional charge. Subject to the rider’s terms, conditions and limitations, the rider provides a maximum annual withdrawal amount for the life of the annuitant (or if joint, the annuitant’s spouse) regardless of policy value. The rider is intended to provide you with a guaranteed lifetime withdrawal benefit and an opportunity for increases in the rider withdrawal amount. After the 1st Rider Anniversary, the rider fee may increase due to an automatic step-up.

The Retirement Income Max® Rider:

—	Can be terminated independently of the policy to which it is attached, at any time within a 30-day window after the fifth rider anniversary and every fifth rider anniversary thereafter.

—	Surrender of the policy due to a reduction in policy value (even to a zero value) may not be appropriate if the withdrawal guarantee available through the rider has a positive value.

—	Withdrawals prior to the rider anniversary following the annuitant’s (or the annuitant’s spouse’s, if younger) 59th birthday will result in an excess partial withdrawal.

¿    Living Benefits Rider (Guaranteed Principal Solution SM (GPS)) - Select Investment Allocations within Section 8C.

☐ Guaranteed Principal Solution SM (GPS) Rider -	Not available if the Policy Value Death Benefit was elected in Section 7A.

This optional guarantee is available for an additional charge. Subject to the rider’s terms, conditions, and limitations, the rider provides a guaranteed minimum accumulation benefit and a guaranteed minimum withdrawal benefit.

The Owner must hold the policy in force until the Future Value Date in order to obtain the Guaranteed Minimum

Accumulation Benefit available under this rider.

The Living Benefits Rider (Guaranteed Principal Solution SM (GPS)) can be terminated independently of the policy to which it is attached, at any time after the third rider anniversary.

7C. ELECTIONS - OTHER AVAILABLE RIDER(S)

    ☐  Waiver of Surrender Charge Rider

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8A. INVESTMENT SELECTION - ASSET REBALANCING PROGRAM

Money invested in any available Fixed Account(s) is not included. More than one Investment Option must be allocated to participate in this program. If you would like to rebalance to a mix other than indicated in Section 8C, please complete the Optional Services Form.

I elect Asset Rebalancing of the variable investment options according to allocations in Section 8C using the frequency of:

        ☐ Monthly        ☐ Quarterly        ☐ Semi-Annually        ☐ Annually

8B. INVESTMENT SELECTION - DOLLAR COST AVERAGING (DCA) PROGRAM

If immediately investing all funds, proceed to Section 8C.

If any funds are to be allocated to the DCA Program:

●	Complete this section,
●	Indicate the portion of premium to be allocated into the DCA Program in the “Portion of Funds to DCA Program” Initial % column in Section 8C, and
●	Indicate the resulting allocation out of the DCA Program in the DCA% column in Section 8C.

If DCA Start Date is blank, the DCA transfers will begin one day after money is received. If the DCA Start Date has passed before the money is received, the DCA will start the next month or next quarter.

        DCA Start Date:                     (must be between the 1st and the 28th)

        Transfer from: (maximum caps may apply)

    ☐ TA Aegon Money Market            ☐   TA Aegon U.S. Government Securities        ☐     DCA Fixed Account

Frequency and Number of Transfers: ($500 minimum for each transfer)

    Monthly:   ☐   6   ☐   10   ☐   12   ☐   24     ☐ Other :                             (minimum 6 months/maximum 24 months)

    Quarterly:   ☐   4   ☐   8

8C. INVESTMENT ALLOCATIONS

For all options listed in this Section, the Initial Percentage (Initial %) column and DCA (if applicable) Percentage (DCA %) column must each total 100%. All options must be entered in whole percentages.

Some elections in Section 7 have subaccount restrictions. In order to allocate to a specific subaccount below, either an “A”, “B”, “C”, or a “✓ ” must be indicated in the appropriate column.

Section 7 Elections
Initial %	DCA %	Subaccount Name	Policy Value	Return of Premium	Annual Step Up	RIC	RIM	GPS

	N/A	Portion of Funds to DCA Program	✓	✓	✓	✓	✓	✓

N/A	N/A	1 Year Fixed Guaranteed Period (1) (2) (101)	✓	✓	✓	C	✓	✓

N/A	N/A	3 Year Fixed Guaranteed Period (1) (2) (103)	✓	✓	✓	C	✓	✓

N/A	N/A	5 Year Fixed Guaranteed Period (1) (2) (105)	✓	✓	✓	C	✓	✓

N/A	N/A	7 Year Fixed Guaranteed Period (1) (2) (107)	✓	✓	✓	C	✓	✓

		TA Aegon Money Market (829)	✓	✓	✓	C	✓	✓

(1)	We reserve the right to prohibit premium payments to the Fixed Account as described in the Payment of Premiums provision of your policy.
(2)	The Guaranteed Periods that may be available when the Fixed Account is available.

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8C. INVESTMENT ALLOCATIONS

For all options listed in this Section, the Initial Percentage (Initial %) column and DCA (if applicable) Percentage (DCA %) column must each total 100%. All options must be entered in whole percentages.

Some elections in Section 7 have subaccount restrictions. In order to allocate to a specific subaccount below, either an “A”, “B”, “C”, or a “✓” must be indicated in the appropriate column.

Section 7 Elections
Initial %	DCA %	Subaccount Name	Policy Value	Return of Premium	Annual Step Up	RIC	RIM	GPS

		TA Aegon Tactical Vanguard ETF - Balanced (783)	✓	✓	✓	B		✓

		TA Aegon Tactical Vanguard ETF - Conservative (784)	✓	✓	✓	C	✓	✓

		TA Aegon Tactical Vanguard ETF - Growth (782)	✓	✓	✓	A		✓

		TA Aegon U.S. Government Securities (828)	✓	✓	✓	C	✓	✓

		TA Legg Mason Dynamic Allocation - Balanced (766)	✓	✓	✓	B	✓	✓

		TA Legg Mason Dynamic Allocation - Growth (767)	✓	✓	✓	A		✓

		TA Multi-Manager Alternative Strategies (796)	✓

		TA PIMCO Total Return (823)	✓	✓	✓	C	✓	✓

		TA Vanguard ETF - Balanced (856)	✓	✓	✓	B	✓	✓

		TA Vanguard ETF - Conservative (779)	✓	✓	✓	C	✓	✓

		TA Vanguard ETF - Growth (857)	✓	✓	✓	A		✓

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9. OWNER & FINANCIAL PROFESSIONAL - REPLACEMENT INFORMATION

Both the Owner Response and the Financial Professional Response columns must be completed.

Submit the appropriate replacement form(s) if the Applicant has existing life insurance policies or annuity contracts.

☐	Check here if there are more than three (3) replacement policies. For more than three (3) policies, please complete the Additional Replacement Policy Form and return with the application.

Replacement Questions	Owner Response	Financial Professional Response

Will this annuity replace or change any existing life insurance policies or annuity contracts? If yes - Company: Policy #: Company: Policy #: Company: Policy #:	☐ No ☐ Yes	☐ No ☐ Yes

10. OWNER & ANNUITANT SIGNATURES AND ACKNOWLEDGEMENTS

☐ Please check here if you want to be sent a copy of “Statement of Additional Information”.

—	To the best of my knowledge and belief, all of my statements and answers on this application are correct and true.

—	This application is subject to acceptance by the Company. If this application is rejected for any reason, the Company will be liable only for return of purchase payment paid.

—	I understand that federal law requires all financial institutions to obtain customer information, including the name, residential address, date of birth, Social Security Number or Taxpayer Identification Number and any other information necessary to sufficiently identify each customer.

—	Account values based on the performance of the Separate Account are not guaranteed as to fixed dollar amount.

I HAVE REVIEWED MY FINANCIAL OBJECTIVES AND INSURANCE NEEDS, INCLUDING ANY EXISTING ANNUITY COVERAGE, AND FIND THE ANNUITY BEING APPLIED FOR IS APPROPRIATE FOR MY NEEDS.

If the individuals signing below are signing as a Power of Attorney, Guardian, Conservator, Authorized Representative, or Trustee, additional information is required.

Signed at:
City State

Date:	Linking Number:

Owner(s) Signature:	X

      I am signing as:  ☐  Power of Attorney  ☐  Guardian  ☐  Conservator  ☐   Authorized Representative  ☐ Trustee

Joint Owner(s) Signature:	X

      I am signing as:  ☐  Power of Attorney  ☐  Guardian  ☐  Conservator  ☐   Authorized Representative  ☐ Trustee

Annuitant Signature (if not Owner):	X

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11. FINANCIAL PROFESSIONAL ACKNOWLEDGEMENTS & SIGNATURES

REMINDER - If there is more than one product listed in Section 1, please verify a product has been selected.

I certify that I have truly and accurately recorded on the application the information that was provided to me by the applicant.

If this is a replacement transaction, I confirm that I have reviewed the Company’s written standard regarding the acceptability of replacements and that it meets the Company’s standard.

Primary Registered Financial Professional

Print Full Name:

Financial Professional ID Number:

Email Address (Optional):	Phone Number:

Firm Name:

Firm Address:

Commission Split: (1) %

Signature: X

For Financial Professional Use Only - Contact your home office for program information.

Commission options below are based on the product and rider(s) selected.

☐  Option A                 ☐  Option B                 ☐  Option C                 ☐  Option D

(Once selected, program cannot be changed)

Additional Financial Professional(s)

The following Servicing Financial Professional(s) must also meet all licensing, appointment and training required to solicit this policy. As a Servicing Financial Professional the individual(s) listed below will have the same independent rights to access policy information and submit instructions as are granted to the Primary Financial Professional of Record.

Print Full Name:

Financial Professional ID Number:	Commission Split: (1) %

Print Full Name:

Financial Professional ID Number:	Commission Split:(1) %

Print Full Name:

Financial Professional ID Number:	Commission Split:(1) %

☐	Check here if there are more than four (4) Financial Professionals. If there are more than four (4) Financial Professionals, please complete the Additional Financial Professional Form.

(1)	Must be in whole percentages. Total Commission Split in Section 12 and Additional Financial Professional Form must equal 100%.

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